ARTICLES OF INCORPORATION

                                       OF

                        PLAYERS CLUB INTERNATIONAL, INC.


         WE, THE UNDERSIGNED natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation for such corporation.
                                ARTICLE I - NAME

     The name of the Corporation is Players Club International,  Inc.

                             ARTICLE II - DURATION

     The duration of the corporation is perpetual.

                             ARTICLE III - PURPOSES

     The purpose or purposes for which this corporation is engaged are:

         (a) To engage in all aspects of the business of marketing memberships in a membership club and the operation of said club with respect to certain pre-arranged membership benefits such as discounts on hotel rooms, food, beverages, entertainment, and related items, and any related business. Also, for any and all other lawful purposes.
         (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own

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                  corporate securities or stock or other securities including, without limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instruments representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrumentalities thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.
         (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.
         (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the

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                  corporation, and the enjoyment and exercise thereof, as
                  conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

                               ARTICLE IV - STOCK

     The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment.

                             ARTICLE V - AMENDMENT

     These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

                        ARTICLE VI - SHAREHOLDERS RIGHTS

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

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                          ARTICLE VII - CAPITALIZATION

     This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of said shares.

                    ARTICLE VIII - INITIAL OFFICE AND AGENT

                                  Gateway Enterprises, Inc.
                                  2050 Ellis Way
                                  Elko, Nevada  89801

                             ARTICLE IX - DIRECTORS

     The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

     The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

     The number of directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify, are:

                  NAME                    ADDRESS
            Edward Fishman                20201 Sherman Way, Suite 107
                                          Canoga Park, CA  91306

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           David Fishman                   20201 Sherman Way, Suite 107
                                           Canoga Park, CA  91306

         Stanley Harfenish                 20201 Sherman Way, Suite 107
                                           Canoga Park, CA  91306

                           ARTICLE X - INCORPORATORS

         The name and address of each incorporator is:

                  NAME                     ADDRESS
         Thomas G. Kimble                  311 South State, #440
                                           Salt Lake City, UT  84111

         Leon W. Crockett                  311 South State, #440
                                           Salt Lake City, UT  84111

         Van L. Butler                     311 South State, #440
                                           Salt Lake City, UT  84111

                                   ARTICLE XI

              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

     No contract or other transaction between this corporation and any one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship

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or interest is disclosed or know to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

     Under penalties of perjury, we declare that these Articles of Incorporation have been examined by us and are, to the best of our knowledge and belief, true, correct and complete.

      DATED this ____ day of April, 1985.


                                                  /s/  Thomas G. Kimble
                                                  Thomas G. Kimble


                                                  /s/  Leon W. Crockett
                                                  Leon W. Crockett


                                                  /s/  Van L. Butler
                                                  Van L. Butler

STATE OF UTAH        )
                       : ss.
COUNTY OF SALT LAKE  )


     On the 23rd day of April, 1985, personally appeared before me, Thomas G. Kimble, Leon W. Crockett and Van L. Butler, who duly acknowledged to me that they signed the foregoing Articles of Incorporation.

My Commission Expires:                    /s/  Jody York
                                          NOTARY PUBLIC
  10/28/88                                Residing at: Sandy, VT

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                          PLAN AND ARTICLES OF MERGER


         This Plan and these Articles of Merger are hereby adopted by Players Club International, Inc., a Utah corporation, (hereinafter "Players-Utah"), and Players Club International, Inc., a Nevada corporation (hereinafter "Players-Nevada"). This Plan and these Articles of Merger are adopted pursuant to Section 78.486, Nevada Revised Statutes as amended; and Section 16-10-72, Utah Code Annotated, 1953, as amended; all of such laws including the laws of Nevada expressly permit the merger described herein; subject to and pursuant to all of the terms and conditions as set forth herein.

                          I. PARTIES TO THE AGREEMENT

     The parties to the Agreement are those corporations referred to in the introductory paragraph hereof.

     Players-Utah owns 100% of the issued and outstanding common stock of Players-Nevada.

     Players-Utah is to be merged into Players-Nevada; and Players-Nevada shall be and is hereinafter designated as the "Surviving Corporation".

                       II. TERMS AND CONDITIONS OF MERGER

     The merger shall be deemed effective when this Plan and these Articles have been delivered to and filed with the Secretary of State for the State of Nevada.

     The laws which are to govern the terms of this merger are the laws of Nevada and the laws of Utah. The Surviving Corporation shall be a Nevada corporation and shall be governed

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by the laws of Nevada and shall be continued to be governed by its existing
Articles of Incorporation on file in the State of Nevada.

     Upon the effective date of this merger, the following results shall occur:

     1. The two corporations which are parties to this Plan of Merger shall become a single corporation, which shall be the Surviving Corporation, namely Players-Nevada, a Nevada corporation, as provided for herein.

     2. The separate existence of Players-Utah shall cease.

     3. Such Surviving Corporation as designated herein shall have the rights, privileges, immunities and powers and shall be subject to all duties and obligations of the Corporation organized under the Nevada Business Corporation Act.

     4. The Surviving Corporation shall, upon the effective date hereof and thereafter, possess all of the rights, privileges, immunities, and franchises as well of a public and as of a private nature of each of the merged corporations; all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action and all and every other interest, of or belonging to or due to each of the corporation so merged, shall be taken and deemed to be transferred and invested in such Surviving Corporation without further act or deed; and the title to any real estate or other property, or any interest therein, vested in any of such corporations shall not revert to any other party or

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be in any way impaired by reason of such merger but shall vest in the Surviving Corporation.

     5. The Surviving Corporation shall henceforth be responsible and liable for all of the liabilities and obligations and debts of each of the corporations so merged; and any claim to existing action or proceeding pending by or against any of such corporations may be prosecuted as if such merger had not taken place or such Surviving Corporation may be substituted in the place of any submerged corporation. Neither the rights of creditors nor any liens upon the property of any merged corporation shall be impaired by the terms of this merger.

                            III. OWNERSHIP OF SHARES

     Players-Nevada is a Nevada corporation and is a wholly-owned subsidiary of Players-Utah and it has issued and outstanding 1,000 shares of common stock all of which are owned by Players-Utah.

     Players-Utah is a Utah corporation and as of May 14, 1985, had 27,250,000 shares of common stock issued and outstanding.

     In the merger, Players-Nevada shall issue 27,250,000 shares of its common stock to the stockholders of Players-Utah. All prior issued and outstanding shares of common stock of Players-Utah shall be cancelled in the merger along with the 1,000 shares of Players-Nevada presently held by Players-Utah.

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                           IV. DIRECTORS' RESOLUTION

     The Board of Directors and stockholders of Players-Utah and Players-Nevada, each, pursuant to a duly convened meeting, held on May 14, 1985, held at 311 South State, Salt Lake City, Utah 84111, and upon motion duly made, seconded, and carried, did duly and lawfully adopt the following resolution:

     RESOLVED, that the officers of the Corporation are hereby authorized and directed to execute and adopt a Plan and Articles of Merger to accomplish all other acts necessary to consummate the Merger of Players Club International, Inc., a Utah corporation into Players Club International, Inc., a Nevada corporation, wherein Players Club International, Inc., a Nevada corporation, is the Surviving Corporation. The terms and Articles of Merger shall provide for the pro rata issuance of stock of the Surviving Corporation to the holders of stock of the parent corporation as described above under the Article entitled "Ownership of Shares".


         This Plan and these Articles of Merger were duly approved by the shareholders of Players-Utah and Players-Nevada at a meeting held on May 14, 1985, in Salt Lake City, Utah, after due notice of the purpose of the meeting was mailed on or before April 23, 1985 to each of the stockholders of each of said Corporations at said stockholder's address as they appeared on the records of the Corporation. The Plan and Articles of Merger were duly approved by a majority of the outstanding shares of the common stock of each corporation. The number of shares voting in favor of said proposal being 21,800,000 and the number of shares voted against the proposal to merge being -0-. A copy of the Plan and Articles of Merger was mailed or hand delivered to each shareholder of record of the subsidiary corporation, Players-Nevada. Such delivery was accomplished on April 23, 1985.

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                            V. COMPLIANCE WITH LAWS

     All conditions required by the laws of the States of Nevada and Utah applicable to the proposed merger have been satisfied.

                              VII. STATED CAPITAL

     The amount of stated capital of the surviving corporation on the effective date of the merger will be Twenty-Seven Thousand Two Hundred Fifty Dollars ($27,250).

                          VIII. SERVICE UNDER UTAH LAW

     The Surviving Corporation hereby appoints Interwest Registrar and Transfer, 1981 East 4800 South, Salt Lake City, Utah 84117 as its registered agent in the State of Utah for general service of process and agrees that it may be served with process in Utah in any proceeding for the enforcement of any obligation of Castle Peak Energy, a Utah corporation, and in any proceeding for the enforcement of the rights of a dissenting shareholder of Castle Peak against the Surviving Corporation. The Surviving Corporation hereby grants an irrevocable appointment of the Lt. Governor - Secretary of State of Utah or legal successor as its agent to accept service of process in any such proceedings; and agrees that it will promptly pay to the dissenting shareholders of Castle Peak the amount, if any, to which they shall be entitled under the provisions of Utah law with respect to the rights of dissenting shareholders.

                                 IX. SIGNATURES

     This Plan and these Articles of Merger were duly adopted and executed in duplicate by the President and Secretary of the

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Surviving Corporation and each of the corporations which were parties hereto this 14th day of May, 1985.


Attest:                                  PLAYERS CLUB INTERNATIONAL, INC.
                                         a Utah corporation


By:/s/  David Fishman                    By:/s/  Stanley Harfenist
         Secretary                                           President


Attest:                                  PLAYERS CLUB INTERNATIONAL, INC.
                                         a Nevada corporation


By:/s/  David Fishman                     By:/s/  Stanley Harfenist
         Secretary                                           President


                                  VERIFICATION


     The undersigned, after being duly sworn, does hereby depose and state, that he is the Secretary of Players Club International, Inc., a Utah corporation, and Players Club International, Inc., a Nevada corporation, and that has read the foregoing Plan and Articles of Merger and knows the contents thereof, and does hereby certify that this Plan and these Articles of Merger contain a truthful statement of the Plan and Articles of Merger as duly adopted by the Directors and Stockholders of the corporations.



                                                 /s/  David Fishman
                                                 Secretary

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STATE OF UTAH         )
                      : ss.
COUNTY OF SALT LAKE   )


     On the 14th day of May, 1985, personally appeared before me the President and Secretary of Players Club International, Inc., (a Utah corporation), and Players Club International, Inc., (a Nevada corporation), the signers of the above instrument who duly acknowledged to me that they executed the same on behalf of said corporations pursuant to duly adopted director's resolutions.



                                         /s/  Thomas G. Kimble
                                         NOTARY PUBLIC
                                         Residing in Salt Lake City, Utah

My Commission Expires:

 November 1, 1985

                                      -7-
PH02/77681.1


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                           ARTICLES OF MERGER


                                              MERGING


                           PLAYERS CLUB INTERNATIONAL, INC.
                           (A UTAH CORPORATION)


                                               INTO


                           PLAYERS CLUB INTERNATIONAL, INC.
                           (A NEVADA CORPORATION)



                           FILED AT THE REQUEST OF:



                           THOMAS G. KIMBLE & ASSOCIATES
                           SUITE #460
                           311 SOUTH STATE STREET
                           SALT LAKE CITY, UTAH  84111



                           FILING DATE:        JUNE 18, 1985

                           FILING FEE :              $ 50.00

                           FILE NUMBER:              3411-85

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                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION

     Players International, Inc., a corporation organized under the laws of the State of Nevada, by its president and secretary does hereby certify:

     1. That the Board of Directors of said corporation at a meeting duly convened and held on the 14th day of July, 1986, passed a resolution declaring that the change and amendment in the Articles of Incorporation hereinafter set forth is advisable, and called an annual meeting of the stockholders to take action thereon.

     2. That thereafter, on the 22nd day of August, 1986, pursuant to such call of the Board of Directors, and upon notice given to each stockholder of record entitled to vote on an amendment to the Articles of Incorporation as provided by law, an annual meeting of the stockholders of the company was held, at which meeting, the holders of 21,165,000 shares, representing at least a majority of the voting power, were present in person or represented by proxy; that the number of shares of the corporation outstanding and entitled to vote on the adoption of said amendment was 29,668,367; and that -0- shares voted against such change and amendment, and that 21,165,000 shares,

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constituting at least a majority of the shares outstanding and entitled to vote thereon, voted in favor of such change and amendment, such change and amendment being as follows:

     That Article I of said Articles of Incorporation be amended to read as follows: "I. The name of the corporation is Players International, Inc."

     WE, THE UNDERSIGNED, do make and file this amendment to the Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set our hands this 5th day of September, 1986.



                                               /s/  Stanley Harfenist
                                               Stanley Harfenist, President


                                               /s/  David Fishman
                                               David Fishman, Secretary


STATE OF CALIFORNIA

COUNTY OF LOS ANGELES


     On this 5th day of September, 1986, before me, a Notary Public, personally appeared Stanley Harfenist and David Fishman, who severally acknowledged that they executed the above instrument.


                                                 /s/  Ellen M. Toubail
                                                 Notary Public

                                                     (Stamp)

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                            CERTIFICATE OF AMENDMENT

                                       OF

                           ARTICLES OF INCORPORATION



     Players International, Inc., a corporation organized under the laws of the State of Nevada, by its president and secretary does hereby certify:

     1. That the Board of Directors of said corporation at a meeting duly convened and held on the 14th day of July, 1986, passed a resolution declaring that the change and amendment in the Articles of Incorporation hereinafter set forth is advisable, and called an annual meeting of the stockholders to take action thereon.

     2. That thereafter, on the 22nd day of August, 1986, pursuant to such call of the Board of Directors, and upon notice given to each stockholder of record entitled to vote on an amendment to the Articles of Incorporation as provided by law, an annual meeting of the stockholders of the company was held, at which meeting, the holders of 21,165,000 shares, representing at least a majority of the voting power, were present in person or represented by proxy; that the number of shares of the corporation outstanding and entitled to vote on the adoption of said amendment was 29,668,367; and that -0- shares voted against such change and amendment, and that 21,165,000 shares, constituting at least a majority of the shares outstanding and

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entitled to vote thereon, voted in favor of such change and amendment, such change and amendment being as follows:

     That Article IV of said Articles of Incorporation be amended to read as follows: "IV. The number of shares of Common Stock which the company is authorized to issue is 30,000,000 shares with a par value of $.005 per share."

     WE, THE UNDERSIGNED, do make and file this amendment to the Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set our hands this 5th day of September, 1986.


                                             /s/   Stanley Harfenist
                                             Stanley Harfenist, President


                                             /s/  David Fishman
                                             David Fishman, Secretary
STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

     On this 5th day of September, 1986, before me, a Notary Public, personally appeared Stanley Harfenist and David Fishman, who severally acknowledged that they executed the above instrument.

                                              /s/  Ellen M. Toubail
                                                          Notary Public
                                                            (Stamp)


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                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION

     Players International, Inc., a corporation organized under the laws of the State of Nevada, by its President and Secretary does hereby certify:

     1. That the Board of Directors of said corporation at a meeting duly convened and held on the 30th day of April, 1987, passed a resolution declaring that the amendment to the Articles of Incorporation hereinafter set forth is advisable, and called an annual meeting of shareholders for the purpose of, inter alia, taking action thereon.

     2. Thereafter, on the 18th day of August, 1987, pursuant to such call of the Board of Directors, and upon notice duly given to each stockholder of record entitled to vote on amendments to the Articles of Incorporation as provided by law, an annual meeting of the stockholders of the corporation was held. At such meeting, the holders of 5,373,359 shares of the corporation's common stock, representing approximately 72% of the 7,445,977 shares of common stock outstanding and entitled to vote on the adoption of said amendment, were present in person or represented by proxy. At the meeting, 24,800 shares voted against such amendment, 16,440 shares abstained from voting, and


                                       1

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5,332,119 shares, constituting at least a majority of the outstanding shares entitled to vote thereon, voted in favor of such amendment, such amendment being the addition of a new Article XII to the Articles of Incorporation as follows:

         ARTICLE XII - LIMITATION OF DIRECTORS' AND OFFICERS' LIABILITY

     A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or
(ii) for the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law.

     Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation existing at the time of such repeal or modification.


     WE, THE UNDERSIGNED, do make and file this amendment to the Articles of Incorporation hereby declaring and certifying that the facts herein are true and accordingly have hereunto set our hands this 4th day of December, 1987.

                                             /s/  Stanley Harfenist
                                             Stanley Harfenist, President


                                             /s/  David Fishman
                                             David Fishman, Secretary

State of California

County of Los Angeles

On this 4th day of December, 1987,
before me a notary public in and
for the state and county aforesaid, personally appeared Stanley Harfenist and David Fishman, who severally acknowledged that they executed the above instrument.

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                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION



     Players International, Inc., a corporation organized under the laws of the State of Nevada, by its President and Secretary does hereby certify:

     1. That the Board of Directors of said corporation at meetings duly convened and held on July 20, 1993 and August 9, 1993 passed resolutions declaring that the changes and amendments in the Articles of Incorporation hereinafter set forth are advisable, and called an annual meeting of stockholders to take action thereon.

     2. That thereafter, on September 22, 1993, pursuant to such call of the Board of Directors, and upon notice given to each stockholder of record entitled to vote amendments to the Articles of Incorporation as provided by law, an annual meeting of stockholders of the corporation was held, at which meeting, holders representing at least a majority of the voting power were present in person or represented by proxy; that the number of shares of the corporation outstanding and entitled to vote of the adoption of said amendments were 17,377,480; and that a majority of the outstanding shares entitled to vote thereon, were voted in favor of such changes and amendments, such changes and amendments being as follows:

     A) That Article IV of said Articles of Incorporation be amended to read as follows:

                  "The number of shares of Common Stock which the corporation is authorized to issue is 60,000,000 shares with a par value of $.005 per share. The number of shares of Preferred Stock which the corporation is authorized to issue is 10,000,000 shares with no par value per share. Shares of Preferred Stock may be issued from time to time in one or more series or classes. The Board of Directors of the corporation is hereby authorized to fix the designations and powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or other restrictions thereof, including, without limitation, dividend rights and preferences over dividend on Common Stock or any series or classes of Preferred Stock, the dividend rate (and whether dividends are cumulative), conversion rights, if any, voting rights (which may be multiple or fractional shares), rights and terms of redemption (including

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



                  sinking fund provisions, if any), redemption price and liquidation preferences of any wholly unissued series or class of Preferred Stock and the number of shares constituting any such series or class and the designation thereof, of any of them; and to increase or decrease the number of shares of any series or class subsequent to the issue of shares of that series or class, but not below the number of shares of such series or class then outstanding."

                  B) That a new Article XIII be added to the Articles of Incorporation to read as follows:

                  "ARTICLE XIII - REQUIRED DIVESTITURE OF CORPORATION'S CAPITAL STOCK AND STOCK EQUIVALENTS AND RIGHT TO ACQUIRE

                  Section 1 - Required Divestiture

                           (a) If any governmental commission, regulatory
                  authority, entity, agency, or instrumentality (collectively, an "Authority") having jurisdiction over the corporation or any affiliate of the corporation or that has granted a license, certificate of authority, franchise, or similar approval (collectively, a "License") to the corporation or any affiliate of the corporation orders or requires any stockholder of the corporation to divest any or all of the shares of any class or series ("Capital Stock") owned by such stockholder or any options or warrants to purchase Capital Stock or securities convertible into Capital Stock (collectively, "Stock Equivalents") of the corporation (a "Divestiture Order"), and if the holder fails to do so by the date required by the Divestiture Order (unless the Divestiture Order is stayed), the corporation will have the right to acquire the Capital Stock or Stock Equivalents from the holder that the holder failed to divest as required by such Divestiture Order.

                           (b) If, after reasonable notice and an opportunity
                  for affected parties to be heard, any Authority determines that continued ownership of the corporation's Capital Stock or Stock Equivalents by any holder shall be grounds for the revocation, cancellation, non-renewal, restriction or withholding of any License granted to or applied for by the corporation or any affiliate of the corporation, or shall be grounds for limiting the activities of the corporation or any affiliate of the corporation, such holder shall divest the Capital Stock or Stock Equivalents that provide the basis for such

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                                      -2-
                  determination, and if such holder fails to divest such Capital Stock or Stock Equivalents within 10 days after the date the Authority's determination becomes effective (unless the determination is stayed), the corporation shall have the right to acquire such Capital Stock or Stock Equivalents from the holder.

                           (c) If the corporation determines that one or more
                  persons who are not citizens of the United States as determined under the Shipping Act of 1916 as amended, or the Merchant Marine Act of 1936, as amended ("Foreign Citizens"), own more than 25% of the corporation's outstanding Capital Stock, the corporation may require the Foreign Citizen(s) who most recently acquired the shares that bring total Foreign Citizen ownership to more than 25% of the outstanding shares ("Excess Shares") to divest the Excess Shares to persons who are United States citizens. If the Foreign Citizen(s) so directed fail to divest the Excess Shares to United States citizens within 30 days after the date on which the corporation gives a written notice to the Foreign Citizen(s) to divest the Excess Shares, the corporation shall have the right to acquire the shares that the Foreign Citizen failed to divest as required by the corporation's notice.

                  Section 2 - Purchase Price

                           Whenever the corporation has the right to acquire
                  shares of Capital Stock from a stockholder pursuant to the provisions described in Section 1 of this Article XIII, the corporation shall be required to pay the stockholder $.10 per share or such higher price as may be required by applicable legal requirements. If there is no other applicable legal requirement, any amount payable to the stockholder in excess of $.10 per share will be paid in five equal annual installments with interest at the lower of the prime rate or the LIBOR rate, as published from time to time in The Wall Street Journal. In the case of Stock Equivalents, the payment for each Stock Equivalent shall be $.01 each, and, if there is no other legal requirement, any amount payable to a holder of a Stock Equivalent in excess of $.01 per Stock Equivalent will be paid in five equal annual installments with interest on the terms described above.

                  Section 3 - Effect of Tender of Purchase Price

                           When any Divestiture Order becomes final and
                  non-appealable or when the corporation tenders the consideration for which it may acquire Capital Stock or

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                  Stock Equivalents as described in this Article XIII, whichever first occurs, the Capital Stock or Stock Equivalents in question shall no longer be entitled to any voting, dividend, or other rights, if any, until such time as they have been appropriately divested, whereupon all such rights shall be restored prospectively from the date of the divesture.

                  Section 4 - Non-Exclusivity

                           The foregoing provisions of this Article XIII
                  relating to required divestiture are in addition to, and not in replacement of, any applicable legal requirements."

     I, HOWARD GOLDBERG, do make and file this Certificate of Amendment to the Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my hand this 27th day of September, 1993.


                                               /s/  Howard A. Goldberg
                                               Howard A. Goldberg, President



STATE OF NEVADA

COUNTY OF ATLANTIC

On this 27th day of September, 1993, before me a notary public in and for the state and county aforesaid, personally appeared Howard Goldberg, who acknowledged that he executed the above instrument.


/s/  Diane M. Bunting
Notary Public

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                                      -4-

     I, DAVID FISHMAN, do make and file this Certificate of Amendment to the Articles of Incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set my hand this 28th day of September, 1993.



                                                /s/  David Fishman
                                                David Fishman, Secretary



STATE OF CALIFORNIA

COUNTY OF LOS ANGELES

On this 28th day of September, 1993, before me a notary public in and for the state and county aforesaid, personally appeared David Fishman, who acknowledged that he executed the above instrument.



/s/  Catherine Louise Clemente
Notary Public


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                                      -5-

                          PLAYERS INTERNATIONAL, INC.
                 CERTIFICATE PURSUANT TO N.R.S. SECTION 78.207

     Pursuant to Nevada Revised Statutes ("N.R.S.") Section 78.207, the undersigned hereby certifies that the Board of Directors of Players International, Inc., a Nevada corporation (the "Corporation"), desiring to increase the number of authorized shares of common stock of the Corporation and correspondingly increase the number of issued and outstanding shares of the Corporation's common stock (the "Class Change") without amending the Articles of Incorporation of the Corporation, agreed to do so, as set forth more fully below, by unanimous vote of the Directors of the Corporation at a duly called meeting of the Directors held on the 26th day of April, 1995, and the undersigned further certifies that:

     (a) The Corporation's number of authorized shares of common stock and par value per share were 60,000,000 and $.005, respectively, and 10,000,000 shares no par value Preferred Stock prior to the Class Change;

     (b) The Corporation's number of authorized shares of common stock and par value per share are 90,000,000 and $.005, respectively, and the Preferred Stock remains unchanged effective as of the date of the Class Change;

     (c) The number of issued and outstanding shares of the Corporation's common stock shall increase from 19,825,410 to 29,738,179 as a result of the Class Change;

     (d) Fractional shares will not be issued in connection with the Class Change, the Corporation will pay cash in lieu of fractional shares, based upon the closing price of the Corporation's common stock on the record date of the Class Change (May 8, 1995), and the percentage of all issued and outstanding shares of common stock affected by such payment is 0.00127%.

     (e) Stockholder approval is not required, and will not be sought, with regard to the Class Change; and

     (f) The Class Change will be effective upon filing with the Secretary of State.


                                   By:        /s/ Peter J. Aranow
                                   Name:      Peter J. Aranow
                                   Title:     Executive Vice President, Chief
                                              Financial Officer and Secretary

STATE OF NEVADA    )
                     :  SS:
COUNTY OF CLARK    )

     This instrument was acknowledged before me on May 19, 1995 by Peter J. Aranow as the Executive Vice President, Chief Financial Officer and Secretary of Players International, Inc.




                                              /s/  Tammy R. Kamrud
                                              NOTARY PUBLIC

                                              My Commission Expires on: 8/9/98

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